Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc., a South Carolina corporation
AcariaHealth Pharmacy #11, Inc., a Texas corporation
AcariaHealth Pharmacy #12, Inc., a New York corporation
AcariaHealth Pharmacy #13, Inc., a California corporation
AcariaHealth Pharmacy #14, Inc., a California corporation
AcariaHealth Pharmacy, Inc., a California corporation
AcariaHealth, Inc., a Delaware corporation
Access Health Solutions, LLC, a Florida LLC
AECC Total Vision Health Plan of Texas, Inc., a Texas corporation
Agate Resources, Inc., an Oregon corporation
Ambetter of Magnolia, Inc., a Mississippi corporation
Ambetter of Peach State Inc., a Georgia corporation
ANJ, LLC, a Texas LLC
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona, Inc., an Arizona corporation
Buckeye Community Health Plan, Inc., an Ohio corporation
California Health and Wellness Plan, a California corporation
Cantina Laredo Clayton, LP, a Delaware limited partnership
Casenet S.R.O., a Czech Republic S.R.O.
Casenet, LLC, a Delaware LLC
CBHSP Arizona, Inc., an Arizona corporation
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
CenCorp Health Solutions, Inc., a Delaware corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health of Texas, Inc., a Texas corporation
Cenpatico Behavioral Health, LLC, a California LLC
Cenpatico of Arizona Inc., an Arizona corporation
Cenpatico of Louisiana, Inc., a Louisiana corporation
Centene Center II, LLC, a Delaware LLC
Centene Center, LLC, a Delaware LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Corporation, a Delaware corporation
Centene Health Systems Group of New York Inc., a New York corporation
Centene Management Company, LLC, a Wisconsin LLC
Centurion Group, Inc., a Delaware corporation
Centurion of Florida, LLC, a Florida LLC
Centurion of Minnesota, LLC, a Minnesota LLC
Centurion of Mississippi, LLC, a Mississippi LLC
Centurion of Tennessee, LLC, a Tennessee LLC
Centurion of Vermont, LLC, a Vermont LLC
Centurion, LLC, a Delaware LLC
Chopin Merger Sub I, Inc., a Delaware corporation
Chopin Merger Sub II, Inc., a Delaware corporation
Clayton Property Investment, LLC, a Delaware LLC

CMC Hanley, LLC, a Missouri LLC
CMC Real Estate Company, LLC, a Delaware LLC
Comfort Hospice of Missouri, LLC, a Michigan LLC
Comfort Hospice of Texas, LLC, a Michigan LLC
ComfortBrook Hospice, LLC, an Ohio LLC
Coordinated Care Corporation, an Indiana corporation
Coordinated Care of Washington, Inc., a Washington corporation
Country Style Health Care, LLC, a Texas LLC
Dental Health & Wellness, Inc., a Delaware corporation
Envolve Benefit Options, Inc., a Delaware corporation
Envolve Total Vision, Inc., a Delaware corporation
Family Nurse Care II, LLC, a Michigan LLC
Family Nurse Care of Ohio, LLC, a Michigan LLC
Family Nurse Care, LLC, a Michigan LLC
Fidelis SecureCare of Michigan, Inc., a Michigan corporation
GPT Acquisition, LLC, a Delaware LLC
Grace Hospice of Austin, LLC, a Michigan LLC
Grace Hospice of Colorado, LLC, a Michigan LLC
Grace Hospice of Grand Rapids, LLC, a Michigan LLC
Grace Hospice of Indiana, LLC, a Michigan LLC
Grace Hospice of San Antonio, LLC, a Michigan LLC
Grace Hospice of Virginia, LLC, a Michigan LLC
Grace Hospice of Wisconsin, LLC, a Michigan LLC
Granite State Health Plan, Inc., a New Hampshire corporation
Hallmark Life Insurance Company, an Arizona corporation
Health Care Enterprises, LLC, a Delaware LLC
Health Plan Real Estate Holdings, Inc., a Missouri corporation
Healthy Louisiana Holdings, LLC, a Delaware LLC
Healthy Missouri Holdings, Inc., a Missouri corporation
Heritage Home Hospice, LLC, a Michigan LLC
Home State Health Plan, Inc., a Missouri corporation
HomeScripts.com, LLC, a Michigan LLC
Hospice DME Company, LLC, a Michigan LLC
IAH of Florida, LLC, a Florida LLC
IlliniCare Health Plan, Inc., an Illinois corporation
Independent Professional Services, LLC, an Oregon LLC
Integrated Mental Health Services, a Texas corporation
Kentucky Spirit Health Plan, Inc., a Kentucky corporation
Lane Individual Practice Association, Inc., an Oregon corporation
LBB Industries, Inc., a Texas corporation
LifeShare Management Group, LLC, a New Hampshire LLC
LiveHealthier, Inc., a Delaware corporation
Louisiana Healthcare Connections, Inc., a Louisiana corporation
LSM Holdco, Inc., a Delaware corporation
Magnolia Health Plan, Inc., a Mississippi corporation
Managed Health Services Insurance Corporation, a Wisconsin corporation
Massachusetts Partnership of Correctional Healthcare, LLC, a Massachusetts LLC
MHS Consulting International, Inc., a Delaware corporation
MHS Travel & Charter, Inc., a Wisconsin corporation
Nebraska Total Care, Inc., a Nebraska corporation

North Florida Health Services, Inc., a Florida corporation
Novasys Health, Inc., a Delaware corporation
Nurse Response, Inc., a Delaware corporation
NurseWise, LP, a Delaware limited partnership
Nurtur Health, Inc., a Delaware corporation
OcuCare Systems, Inc., a Florida corporation
OptiCare Vision Company, Inc., a Delaware corporation
OptiCare Vision Insurance Company, Inc., a South Carolina corporation
Peach State Health Plan, Inc., a Georgia corporation
Phoenix Home Health Care, LLC, a Delaware LLC
Pinnacle Home Care, LLC, a Texas LLC
Pinnacle Senior Care of Kalamazoo, LLC, a Michigan LLC
Pinnacle Senior Care of Missouri, LLC, a Michigan LLC
Pinnacle Senior Care of Wisconsin, LLC, a Wisconsin LLC
PrimeroSalud, S.L., a Spanish Sociedad Limitada
R&C Healthcare, LLC, a Texas LLC
Rapid Respiratory Services, LLC, a Delaware LLC
RMED, LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Seniorcorps Penninsula, LLC, a Virginia LLC
Specialty Therapeutic Care Holdings, LLC, a Delaware LLC
Specialty Therapeutic Care, GP, LLC, a Texas LLC
Specialty Therapeutic Care, LP, a Texas limited partnership
Sunflower State Health Plan, Inc., a Kansas corporation
Sunshine Health Holding, LLC, a Florida LLC
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
Traditional Home Health Services, LLC, a Texas LLC
Trillium Community Health Plan, Inc., an Oregon corporation
U.S. Medical Management Holdings, Inc., a Delaware corporation
U.S. Medical Management, LLC, a Delaware LLC
U.S. Script IPA, LLC, a New York LLC
U.S. Script, Inc., a Delaware corporation
USMM Accountable Care Network, LLC, a Delaware LLC
USMM Accountable Care Partners, LLC, a Delaware LLC
USMM Accountable Care Solutions, LLC, a Delaware LLC